UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2005

ACCURIDE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction	(Commission	(IRS Employer Identification
of Incorporation)	File Number)	No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events

Rule 10b5-1 under the Securities Act of 1934, as amended, permits corporate officers and directors to adopt written pre-arranged stock trading plans when they are not in possession of material, non-public information or subject to company imposed blackout periods.  Certain executive officers of Accuride Corporation (“Accuride”), have entered into individual written sales plans complying with Rule 10b5-1(c) for trading securities of Accuride.  Under such plans, third party brokers may sell specified amounts of Accuride securities during a specified period and in accordance with set prices and other terms specified by each officer.  Each of the individual sales plans expire upon sale of all the securities covered by the sales plans or a specified date, subject to such officer’s right to modify their individual sales plans upon notice to the third party broker during specified periods.

Any transactions executed under the plans will be reported publicly through Form 4 filings with the Securities and Exchange Commission.  The Form 4 filings will also be posted in the investor relations section of the Accuride web site.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: November 7, 2005	/s/ John R. Murphy
John R. Murphy
Executive Vice President — Finance and
Chief Financial Officer